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                            OFFICE LEASE AGREEMENT


    THIS OFFICE LEASE AGREEMENT ("Lease") is made this 16th day of April, 1997, by and between HEATHROW OFFICE BUILDING CORPORATION, a corporation formed and existing under the laws of the State of Florida (the "Landlord") and BRITE VOICE SYSTEMS, INC., a corporation formed and existing under the laws of the State of Kansas (the "Tenant").

    WITNESSETH, that for good and valuable consideration, the Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, certain space containing an agreed-upon amount of 23,401 rentable square feet of floor area on the third floor calculated in accordance with BOMA standards based on 22,719 useable square feet of floor area and a 1.03 conversion factor (the "Third Floor Space") and an agreed upon amount of 2,969 rentable square feet of floor area on the first floor calculated in accordance with BOMA standards based on 2,627 useable square feet of floor area and a 1.13 conversion factor (the "First Floor Space") (the Third Floor Space and the First Floor Space are hereinafter collectively referred to as the "Premises") of an office building (the "Building"), as more particularly shown on the floor plan attached hereto as Exhibit A, which Building together with other real property and improvements is located at 250 International Parkway in Lake Mary, Florida (collectively the "Property"), all upon the following terms and conditions:


                                ARTICLE I - TERM

    Section 1.01 LENGTH. This Lease shall be for a term (the "Term") which begins on that date (the "Commencement Date") which is the earlier of (i) June 1, 1997 (the "Target Date"), (ii) the first date on which the initial improvements to the Premises described in Section 5.01 below are substantially complete (i.e., sufficient for the Tenant to occupy such Premises and undertake business therein), or (iii) the date on which Tenant actually moves into occupancy of the Premises and conducts business therein; provided Tenant may occupy the First Floor Space prior to the completion of the initial improvements to the Third Floor Space (the "Early Occupancy Period") under the terms conditions of this Lease, and Tenant shall pay annualized Base Rent of $17 per square foot for the First Floor Space prorated for the Early Occupancy Period. In addition, Landlord shall provide Tenant with 2,415 rentable square feet (the "Temporary Space") on the first floor of the Building in "as is" condition from the date of this Lease through June 15, 1997, under the terms and conditions hereof, except Tenant shall have no obligation to pay Rent for the Temporary Space. The Term shall expire on that date which is five years after such Commencement Date (the "Expiration Date"). In the event that the Tenant enters into occupancy of the Premises prior to the Commencement Date for the purpose of constructing improvements or installing fixtures therein (and without conducting business therein), then all terms of this Lease except that regarding the payment of rent and other charges shall apply to such occupancy.

    Section 1.02 CONFIRMATION. Landlord shall, within 30 days after the commencement of the Term, confirm to Tenant in writing the actual dates of the Commencement Date and the Expiration Date.




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    Section 1.03   SURRENDER.  The Tenant shall at the expiration of the Term or any earlier termination of this Lease (a) promptly surrender to the Landlord possession of the Premises, including any fixtures or other improvements which under the provisions of this Lease are property of the Landlord, all in good order and repair (ordinary wear, tear and any damage resulting from a casualty loss excepted) and broom clean, (b) remove therefrom the Tenant's signs, goods and effects and any machinery, trade fixtures and equipment used in conducting the Tenant's trade or business and not owned by the Landlord, (c) repair any damage to the Premises or the Building caused by such removal, and (d) Tenant shall remove any other personal property which Landlord requests be removed.
Any property not removed by Tenant shall be deemed as abandoned and may be sold, destroyed or otherwise despised of by Landlord without notice or liability to Tenant or any other third party. Tenant will pay all costs of disposition of such property which obligation shall survive the termination of Lease.

    Section 1.04   HOLDING OVER.  If the Tenant continues to occupy the
Premises beyond the Expiration Date or any earlier termination of this Lease, such occupancy shall be subject to all of the same terms and conditions as are contained in this Lease, except that the rental payable during the period of such occupancy shall be equal to 1.5 times the amount of all Rent which was last in effect during the Term. Nothing in the foregoing shall be deemed in any way to limit or impair the Landlord's right to immediately evict the Tenant or exercise its other rights and remedies under the provisions of this Lease or applicable law, including the collection of consequential and other damages, on account of the Tenant's occupancy of the Premises without having obtained Landlord's prior consent.

    Section 1.05   OPTION TO RENEW.

         (A) RENEWAL PERIOD. So long as Tenant is not in default under the terms of this Lease either at the time of exercise or at the time the Renewal Period (as defined below) commences, the Tenant shall have the right to renew (the "Renewal Option") the Term for an additional five year period commencing on the fifth anniversary of the Commencement Date and expiring five years therefrom (the "Renewal Period"). Tenant shall exercise the Renewal Option by giving written notice (the "Renewal Notice") to Landlord not earlier than two hundred seventy (270) days prior to the Expiration Date and not later than two hundred forty (240) days prior to the Expiration Date (the "Notice Date"). In the event Landlord has not received the Renewal Notice by the Notice Date, the Renewal Option shall expire, and this Lease shall terminate in all respects on the Expiration Date, except for provisions which specifically survive the termination of this Lease. In the event Landlord receives the Renewal Notice on or before the Notice Date, the Term shall be extended for the Renewal Period on the same terms, covenants, and conditions of this Lease, except that the monthly Base Rent during the Renewal Period will be determined pursuant to subparagraph
(B) below.

         (B) RENEWAL PERIOD BASE RENT. Base Rent for the Renewal Period shall be ninety-five percent (95%) of the then-fair market rental value for comparable office space in the Heathrow, Florida area, determined as follows:



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              (i)  Landlord and Tenant will have fifteen (15) days after
Landlord receives the Renewal Notice within which to agree on the then-fair market rental value of the Premises as set forth above, and rental increases to the monthly rent for the Renewal Period. If they agree on the Base Rent and rental increases for the Renewal Period within fifteen (15) days, they will amend this Lease by stating the initial Base Rent and rental increases for the Renewal Period.

              (ii) If they are unable to agree on the initial Base Rent and rental increases for Renewal Period the within fifteen (15) days, then, the initial Base Rent for the Renewal Period will be the then-fair market rental value of the Premises as determined in accordance with paragraph (B)(iv) and the periodic rental increases will be consistent with current market standards for rent increases at that time, in amounts and at frequencies determined by the appraisers pursuant to paragraph (B)(iv).

              (iii) The "then-fair market rental value of the Premises" means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including initial Base Rent and rental increases) for the Renewal Period, as of the commencement of the Renewal Period, taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable buildings located in the vicinity of Heathrow, Florida. The then-fair market rental value of the Premises and the rental increases in the monthly rent for the Renewal Period will not be less than that provided during the initial Term.

              (iv) Within seven (7) days after the expiration of the fifteen
(15) day period set forth in paragraph (b)(ii), Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years full-time commercial appraisal experience in the area in which the Premises are located to appraise the then-fair market rental value of the Premises. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then-fair market rental value of the Premises. If two appraisers are appointed pursuant to this Section, they will meet promptly and attempt to set the then-fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this Section within ten (10) days after the last day the two appraisals are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either Landlord or Tenant, by given ten (10) days prior notice to the other, can apply to the then presiding judge of the County Court for the location of the Premises for the selection of a third appraiser who meets the qualifications stated in this Section. Landlord and Tenant will bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant.




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         Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers will set the then-fair market rental value of the Premises. If a majority of the appraisers are unable to set the then-fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the then-fair market rental value of the Premises.


                               ARTICLE II - RENT

    Section 2.01 BASE RENT. Tenant shall pay a minimum annual rental in each one-year period during the Term hereof which shall be referred to hereinafter as "Base Rent", without reduction, abatement or setoff. Base Rent shall be calculated and increased for each such year as follows:

         (1) Base Rent for the first one-year period in the Lease Term shall be the sum of $448,290.00, payable in equal monthly installments of $37,357.50 each.

         (2) Base Rent for the second one-year period in the Lease Term shall be the sum of $461,475.00, payable in equal monthly installments of $38,456.25.

         (3) Base Rent for the third one-year period in the Lease Term shall be the sum of $474,660.00, payable in equal monthly installments of $39,555.00 each.

         (4) Base Rent for the fourth one-year period in the Lease Term shall be the sum of $487,845.00, payable in equal monthly installments of $40,653.75 each.

         (5) Base Rent for the fifth one-year period in the Lease Term shall be the sum of $501,030.00, payable in equal monthly installments of $41,752.50 each.

    Section 2.02 REAL ESTATE TAXES. Commencing after the end of the tax/fiscal year in which the Commencement Date falls, Tenant shall pay to Landlord in each year of the Term a proportionate share (the "Proportionate Share") of the amount, if any, by which the Real Estate Taxes (defined below) applicable to the Property in each such year exceeds the Base Real Estate Taxes (defined below). For these purposes, the percentage used in determining the Tenant's Proportionate Share shall be 37.34%, which is the percentage reached by dividing the number of rentable square feet of the Premises set forth on page 1 hereof by 70,613.00, which is the total number of rentable square feet in the Building. The term "Real Estate Taxes" shall be construed to mean any and all real property taxes, assessments, sewer rates, ad valorem charges, rents and charges, front foot benefit charges, all other governmental impositions in the nature of any of the foregoing, and all reasonable costs and expenses (including attorneys' fees and costs of court or other proceedings) incurred in contesting property tax assessments or any other such governmental impositions. The "Base Real Estate Taxes" shall be the Real Estate Taxes imposed in connection with the Building and the Property and applicable during the tax/fiscal year in which the Term of this Lease commences. Tenant shall not be entitled to any credit or rebate in the event Real Estate Taxes



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during any one year in the Term are lower than the Base Real Estate Taxes.
In the event that the Real Estate Taxes during any one subsequent year in the Term are lower than the Base Real Estate Taxes, due to Landlord's successful contesting of tax assessments or otherwise, then the amount of Real Estate Taxes in such year shall be the Base Real Estate Taxes for all following years in the Term. Tenant shall pay all personal property taxes with respect to the personal property located on the Premises.

    Section 2.03 OPERATING EXPENSES. Commencing after the calendar year in which the Commencement Date falls, Tenant shall pay to Landlord in each year of the Term a Proportionate Share of the amount by which the Operating Expenses (defined below) for each such year exceed the Base Operating Expenses (defined below). For these purposes, the percentage used in determining the Tenant's Proportionate Share shall be 37.34%, which is the percentage reached by dividing the number of rentable square feet of the Premises set forth on page 1 hereof by the total number of rentable square feet in the Building. "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature incurred in connection with the management, maintenance, repair and operation of the Building and Property, including but not limited to the following: (1) cost of wages and salaries of all employees engaged in the operation and maintenance of the Building and surrounding grounds and common areas, including but not limited to payroll taxes, insurance and benefits; (2) cost of all supplies and materials used in the operation, maintenance and repair of the Building and all other portions of the Property; (3) cost of all utilities (including surcharges) including but not limited to water, sewer, electricity and gas for both the rentable space and the common areas of the Building; (4) costs incurred under all maintenance and service agreements for the Building, including but not limited to access control, energy management services, window cleaning, elevator maintenance, janitorial service and landscaping; (5) cost of insurance relating to all of such property, including but not limited to the cost of casualty and liability insurance; (6) cost of repairs and general maintenance to the Building; (7) all property management fees and expenses or, in lieu thereof (at the discretion of Landlord), an administrative charge of 15% of all other Operating Expenses; (8) cost of audit and accounting services; (9) the costs of any improvements required or made necessary by law or changes in law; (10) cost of any capital improvements made to the Building that, in Landlord's reasonable judgment, will reduce other operating expenses or increase energy efficiency, provided such costs are amortized in accordance with generally accepted accounting principles ("GAAP") at such rates as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements or, if no such funds were borrowed, at such reasonable rates as are not in conflict with GAAP, provided the amortized cost for any year shall not exceed the savings resulting from such improvements in such year; and (11) cost of any licenses or permits required by any public authority. For purposes of this provision, Operating Expenses shall not include (a) the cost of capital improvements (except as expressly provided above), (b) the costs of tenant improvements within tenant spaces, (c) ground rent or debt service, or (d) depreciation. The "Base Operating Expenses" shall be the Operating Expenses applicable during the calendar year in which the Term of this Lease commences. Tenant shall not be entitled to any credit or rebate in the event Operating Expenses in any one year during the Term are lower than the Base Operating Expenses. Notwithstanding the foregoing, Landlord agrees to limit Operating Expenses which are within its reasonable control so that such Operating Expenses do not increase


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more than five percent (5%) each year cumulatively over the Term.  Operating
Expenses which may be controlled by Landlord include those referenced in subparagraphs (1) and (7) above, and specifically exclude subparagraphs (3) and (5) above.

    Section 2.04   WHEN DUE AND PAYABLE.

         (A) All rental obligations set forth in the foregoing provisions and elsewhere in this Lease, except for Base Rent, shall be referred to hereinafter as "Additional Rent." All Base Rent and Additional Rent are sometimes hereinafter together referred to as "Rent."

         (B) The Base Rent for each year (or part thereof) during the Term, plus any applicable sales tax thereon, shall be due and payable in 12 consecutive, equal monthly installments, in advance, on the first day of each calendar month during the Term, provided that the installment of Rent for the first full calendar month of the Term shall be due upon execution of this Lease.

         (C) Tenant shall pay all Additional Rent, plus any applicable sales tax thereon, within 30 days after being billed therefor by Landlord. However, Landlord may, at its discretion, (a) make from time to time during the Term a reasonable estimate of the Additional Rent which may become due for any year,
(b) require the Tenant to pay to the Landlord such Additional Rent in equal installments at the time and in the manner that the Tenant is required hereunder to pay monthly installments of Base Rent, and (c) at the Landlord's reasonable discretion, increase or decrease from time to time during such year the amount initially estimated for such year, all by giving the Tenant written notice thereof. In such event, the Landlord shall cause the actual amount of such Additional Rent to be calculated, and the Tenant or the Landlord shall within 30 days pay to the other the amount of any deficiency or overpayment, whichever the case may be.

         (D) Landlord shall have the right to apply any payment of Rent by Tenant to any amounts outstanding in any order in Landlord's sole discretion. Acceptance by Landlord of any partial payment of Rent shall not be deemed a waiver or satisfaction of the Tenant's obligation to pay all remaining amounts of Rent hereunder, which shall remain due in their entirety according to the terms of this Lease.

    Section 2.05 PRORATION. All items of Rent shall be prorated for any month during the Term which is not a full calendar month or in which two different rental rates are applicable. Appropriate prorations shall also be made in determining the Tenant's proportionate share of increases in Real Estate Taxes to the extent the tax/fiscal year is not a calendar year. If only part of any calendar year falls within the Term, the amount computed as Additional Rent for such calendar year under the foregoing provisions of this section shall be appropriately prorated, but the expiration of the Term before the end of a calendar year shall not limit the Tenant's obligation hereunder to pay the prorated portion of Additional Rent applicable to that portion of such calendar year falling within the Term.

    Section 2.06 LATE PENALTIES. Each such payment of Rent shall be made promptly when due, without any demand, deduction or setoff whatsoever, at the place directed by Landlord. Any



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payment of Rent not made when due shall, at Landlord's sole option, bear interest at the rate of 18% per annum from the due date until paid;
provided, however, Tenant shall have the right once per calendar year to cure any late payment hereunder within ten days of the due date thereof without any interest charge. Additionally, any payment of Rent not paid within 10 days of when due shall be considered delinquent and subject to a late payment charge, for each occurrence of delinquency, of 5% of the amount overdue and payable. This late payment charge shall be in addition to the interest provided for above and shall be due and payable with the next succeeding Rent payment. This late payment charge is intended to compensate Landlord for the additional administrative costs resulting from Tenant's failure to timely pay the rent and has been agreed to by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs incurred by Landlord as a result of Tenant's failure to timely pay the rent. The obligation to pay Rent shall survive termination of this Lease.

                         ARTICLE III - USE OF PREMISES

    Section 3.01 USE. The Tenant shall use the Premises for general office use and for no other purposes. Tenant shall conduct its business and control its employees, agents, invitees and visitors in such manner (i) as not to cause the ratio of such persons to the total rentable square feet of the Premises to be greater than 1 person to every 200 rentable square feet, and (ii) as to not cause any nuisance or interfere with, annoy, or disturb any other tenant or Landlord in the operation of the Building, or in the Atrium Area as set forth on Exhibit A. Tenant will not do anything which could increase insurance rates.

    Section 3.02 LAWS. Tenant shall comply with any and all federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act, applicable to the Premises, including the Atrium Area as set forth on Exhibit A, to the Tenant's use of the Premises, and Tenant shall make any changes or improvements to the Premises required thereby, subject to Section 5.03 hereof. Landlord shall comply with any and all federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act, applicable to the Building and not otherwise the responsibility of the Tenant hereunder, and shall make any changes or improvements required thereby.

    Section 3.03 COMMON AREAS. The Landlord hereby grants to the Tenant a non-exclusive license to use (a) all elevators, stairways, lobbies, hallways and other common areas of the Building, and (b) all portions of the grounds (including the parking lot as provided below) on which the Building is located which are manifestly designed and intended for common use by the occupants of the Building, all for pedestrian ingress and egress to and from the Premises. Such license shall be exercised in common with the Landlord and other tenants and their respective employees and invitees and in accordance with the Rules and Regulations promulgated from time to time pursuant to the provisions of Article XI. The Tenant shall have the right to use the surface parking facilities located at the Building at a ratio of 4 parking spaces per 1,000 rentable square feet of the Premises at no charge; provided, however, that all parking spaces referenced herein shall be nonexclusive, and used in common with other tenants and the public, except for 10 parking spaces

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which Tenant may mark as "Reserved" at its sole cost and expense, subject to
Landlord approval of the locations of such "Reserved Spaces".

    Section 3.04 RELOCATION. The Landlord shall have the right from time to time during the Term, at the Landlord's expense, to relocate the Tenant from any premises it occupies, other than the Premises (the "Relocated Premises") from its present location within the Building to another location within the Building having at least the same floor area, provided that the Landlord gives the Tenant written notice of the Landlord's intention to do so at least 60 days before undertaking such relocation. In such event, the Landlord shall, at the Landlord's expense, install within the new premises as so relocated improvements of the same quality and quantity as those made by the Tenant or the Landlord to the Relocated Premises, and on the completion of such installation shall cause the Tenant's machinery, furniture, fixtures and equipment within the Relocated Premises to be moved to the new premises as so relocated. Upon the completion of such relocation, this Lease shall automatically cease to cover the space constituting the Relocated Premises immediately before such relocation, and shall automatically thereafter cover the space to which the new premises have been relocated, as aforesaid, all on the same terms and subject to the same conditions as those set forth in the provisions of this Lease as in effect immediately before such relocation, and all without the necessity of further action by either party hereto. Also, the Base Rent shall be adjusted on the basis of the per square foot rates otherwise in effect, and the Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses shall be proportionately adjusted, to reflect any difference between the size of the Relocated Premises prior to relocation and that after relocation. Each party hereto shall, promptly upon its receipt of a written request therefor from the other, enter into such amendment of this Lease as the requesting party considers reasonably necessary to confirm such relocation.


                     ARTICLE IV - INSURANCE/INDEMNIFICATION

    Section 4.01 TENANT'S INSURANCE. The Tenant shall procure and maintain, at its expense and throughout the Term, the following insurance:

         (a) Commercial general liability insurance which (1) insures against claims for bodily injury, personal injury, advertising injury and property damage arising from the use, occupancy or maintenance of the Premises or any other portion of the Property by Tenant or any of its agents, employees, contractors, invitees and licensees, (2) insures without exclusion damage or injury arising from heat, smoke or fumes from a hostile fire, (3) has limits of not less than (i) $1,000,000 per occurrence, (ii) $2,000,000 general aggregate per location, (iii) $2,000,000 products and completed operations aggregate, (iv) $1,000,000 for personal and advertising injury liability, (v) $50,000 for fire damage legal liability, and (vi) $5,000 for medical payments, which minimum limits may be increased if recommended by Landlord's consultants or other insurance professionals, (4) includes blanket contractual liability and broad form property damage liability coverage, and (5) contains a standard separation of insureds provision;


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         (b)  Business auto liability insurance which insures against bodily injury and property damage claims arising out of ownership, use or maintenance of any auto with a combined single limit per accident of not less than $1,000,000;

         (c) Worker's compensation in statutory limits and employer's liability insurance with limits of not less than $500,000 for each accident, $500,000 for each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease;

         (d) Umbrella excess liability insurance, in addition to and in excess of the commercial general liability, business auto liability and employer's liability insurance described above, which insures against claims for bodily injury, personal injury, advertising injury and property damage and having limits of not less than (i) $5,000,000 per occurrence, and (ii) $5,000,000 for the annual aggregate;

         (e) All-risk property insurance covering all of Tenant's personal property, inventory, equipment, fixtures, alterations and improvements at the Premises up to the replacement value of such property; and

         Each liability insurance policy described above (except employer's liability policies) shall name Landlord, Landlord's agent and advisor, Landlord's property manager, and any Mortgagees (defined in Section 12.01 below), and expressly including any trustees, directors, officers, employees or agents of any such entities, all as additional insureds. Each property insurance policy described above shall name Landlord as loss payee with respect to any permanently affixed improvements and betterments to the Premises. All such policies shall (i) be issued by insurers licensed to do business in the state in which the Property is located, (ii) be issued by insurers with a current rating of "A-" "VIII" or better in Best's Insurance Reports, (iii) be primary without right of contribution from any of Landlord's insurance, (iv) be written on an occurrence (and not claims-made) basis, and (v) be uncancellable without at least 20 days' prior written notice to the Landlord and any Mortgagee. At least 15 days before the Commencement Date (or, if earlier, the date Tenant first enters into the Premises for any reason), Tenant shall deliver to the Landlord certificates of insurance satisfactory to Landlord for each such policy required above. Within 10 days after any such policy expires, Tenant shall deliver to the Landlord a certificate of renewal evidencing replacement of the policy. The limits of insurance required by this Lease or as otherwise carried by Tenant shall not limit the liability of Tenant or relieve Tenant of any obligations under this Lease, except to the extent provided in any waiver of subrogation contained in this Lease. Tenant shall have sole responsibility for payment of all deductibles.

    Section 4.02 LANDLORD'S INSURANCE. The Landlord shall maintain throughout the Term all-risk or fire and extended coverage insurance upon the Building in an amount equal to the replacement value thereof. The premiums for such insurance and of each endorsement thereto shall be deemed to be part of the Insurance Costs for purposes of Section 2.03 hereof. Furthermore, Tenant shall pay, as Additional Rent and as billed by Landlord, the entire amount of any increase in premiums for any




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insurance obtained by Landlord which occurs solely due to the particular use of the Premises by Tenant.

    Section 4.03 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each waives all rights to recovery, claims or causes of action against the other and the other's agents, trustees, officers, directors and employees on account of any loss or damage which may occur to the Premises, the Property or any improvements thereto or to any personal property of such party to the extent such loss or damage is caused by a peril which is required to be insured against under this Lease, regardless of the cause or origin (including negligence of the other party). Landlord and Tenant each covenants to the other that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against the other party.
Landlord and Tenant covenant to the other that all policies of insurance maintained pursuant to this Lease respecting property damage shall permit such waiver of subrogation, and each party agrees to advise all of its insurers in writing of the waiver and to provide the other with evidence of such subrogation.

    Section 4.04 INDEMNIFICATION. Tenant hereby agrees to indemnify and hold Landlord and Landlord's agents and advisors harmless from and against any cost, damage, claim, liability or expense (including attorney's fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from Tenant's use and occupancy of the Premises or in any other manner which relates to the business of Tenant. Furthermore, Tenant hereby releases and absolves Landlord from any liability for theft, damage or other loss, regardless of the cause or reason, in connection with any furniture, fixtures, machinery, equipment, inventory or other personal property of any kind belonging to Tenant or to any of its employees, agents, invitees or licensees, except to the extent such theft, damage, or loss is caused by the intentional misconduct or gross negligence of Landlord, its employees, agents, or contractors.


                      ARTICLE V - IMPROVEMENTS TO PREMISES

    Section 5.01   INITIAL IMPROVEMENTS.

         (A) Certain improvements shall be constructed in the Premises according to the space plan attached hereto as Exhibit B (the "Space Improvements") for the purpose of initially preparing the Premises for occupancy by Tenant, all to be paid for as provided in subsection (B) of this section below. Such Space Improvements shall be constructed by Landlord in accordance with the following procedures:

              (1)  The following provisions shall apply:

                   (a) Landlord shall promptly after execution of this Lease engage an architect to prepare plans and specifications of the Space Improvements for Tenant's review and approval. Such plans and specifications shall be submitted to Tenant within 21 days after the date hereof, and Tenant shall review and either approve or notify Landlord of proposed changes thereto within 7 days after receiving same. If no response is forthcoming from Tenant within this 7 day period, such plans shall be deemed approved. Landlord shall make any changes to such plans reasonably (and timely) requested by Tenant and necessary to make the plans and specifications conform to Exhibit B.

                   (b) Promptly after the plans and specifications have been finalized, Landlord shall solicit a minimum of 3 bids for construction of the Space Improvements and, unless otherwise agreed to by Tenant, the lowest bid shall be accepted. Landlord shall enter into written contracts with a contractor or contractors for the construction of such improvements and, if appropriate, engage a construction manager for oversight and supervision of the construction. Landlord shall assign to Tenant all warranties relating to the construction of the Space Improvements from vendors, contractors, or the construction manager to the extent permissible under any such contracts or applicable law.

                   (c) Tenant and its agents and contractors shall have the right to enter the Premises prior to the Commencement Date for purposes of installing wires and cables for telephones and computers, provided that in doing so such parties shall not interfere with Landlord or its contractors constructing the Space Improvements, and further provided that prior to any such entry Tenant shall have obtained the insurance required under Article IV hereof, and its contractors shall have obtained such liability, workmen's compensation and other insurance as is reasonably acceptable to Landlord. The Commencement Date shall not be deemed to occur upon such entry unless Tenant begins commencing its normal business operations within the Premises.

         (B) All costs and expenses of designing and constructing the Space Improvements described in subsection (A) above shall be paid as follows:

              (1) Landlord shall provide and pay an allowance (the "Allowance") of $14 per rentable square foot of the Premises towards (i) the costs of designing the space plan in Exhibit B and all of the plans and specifications for the Space Improvements, and (ii) the costs of constructing the Space Improvements, including but not limited to all fees, costs and expenses paid under construction contracts and subcontracts, construction managers' fees, costs and expenses, the costs of materials, supplies, permits and other items, and any other out-of-pocket expenditures incurred in any connection with such construction. Such Allowance shall not be paid for any other costs or purposes. Tenant shall pay any and all costs of designing and constructing the Space Improvements which are in excess of the Allowance; provided Landlord shall cause its architectural firm to prepare a preliminary space plan for the Tenant for a cost not to exceed $2,300.00.

              (2) Tenant shall pay to Landlord the amount by which the total costs to Landlord of designing and constructing the Space Improvements exceeds the Allowance within 15 days after receiving Landlord's written statement of such costs.

         (C) Landlord shall use commercially reasonable efforts to complete such improvements on or before the Target Date set forth in Section 1.01 hereof, but Landlord shall have no liability to the Tenant hereunder if prevented from doing so due to strike or other labor troubles, governmental restrictions, failure or shortage of utility service, national or local emergency, accident, flood, fire or other casualty, adverse weather condition, other act of God, inability to obtain a building permit or a certificate of occupancy, or any other cause beyond the Landlord's reasonable control. In such event, the Commencement Date and Expiration Date shall be postponed for a period equaling the length of such delay. However, if any delay in completion of the Space Improvements or in delivering possession of the Premises to Tenant are caused by Tenant, including but not limited to failure of Tenant to timely respond to submissions by Landlord under subsection (A) of this section above or Tenant's requesting changes in the Space Improvements which delay completion thereof, then Tenant shall commence all of its obligations hereunder (including the payments of Rent), and all terms herein shall be effective and binding, on that date reasonably calculated by Landlord or its contractor as the date on which Landlord would have substantially completed the Space Improvements if not for such delay.

    Section 5.02 ACCEPTANCE. Except for latent defects or work described in Exhibit B but remaining incomplete, the Tenant shall for all purposes of this Lease be deemed to have accepted the Premises upon assuming occupancy thereof and to have acknowledged the Premises to be in the condition required hereunder.

    Section 5.03 TENANT'S ALTERATIONS. The Tenant shall not make any alteration, addition or improvement to the Premises, whether structural or nonstructural and including any signs or other items which may be visible from the exterior of the Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall provide such drawings, plans and specifications as are requested by Landlord in reviewing any such proposed improvements. Likewise, Landlord shall have the right to place conditions upon the granting of its approval of any alteration or improvement, including but not limited to requirements that the work be performed only by bonded contractors or that Landlord itself perform the work at the Tenant's expense. If the Landlord consents to any such proposed alteration, addition or improvement, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as to not unreasonably interfere with the use and enjoyment of the remainder of the Property by any other tenant or other person. All such alterations and improvements shall comply in all respects with any and all applicable federal, state and local laws, ordinances and regulations, including but not limited to the Americans With Disabilities Act and regulations promulgated thereunder. Furthermore, Tenant shall indemnify Landlord from all damages, losses or liability arising from such alterations or improvements or the construction thereof by Tenant or by any other party other than Landlord.

    Section 5.04 MECHANICS' LIENS. The Tenant shall (a) immediately bond or have released any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, the Building, or any other property owned or leased by the Landlord by reason of labor or materials provided for the Tenant or any of its contractors or subcontractors, or otherwise arising out of the

Tenant's use or occupancy of the Premises, and (b) defend, indemnify and hold harmless the Landlord against and from any and all liability or expense (including but not limited to attorneys' fees) incurred by the Landlord on account of any such lien or claim.

    Section 5.05 FIXTURES. Any and all improvements, repairs, alterations or other property attached to, used in connection with or otherwise installed within the Premises by the Landlord or the Tenant shall, immediately on the completion of their installation, become the Landlord's property without payment therefor by the Landlord, except that any furniture, appliances and office equipment installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property) shall remain the Tenant's property.


                        ARTICLE VI - MAINTENANCE AND SERVICES

    Section 6.01 ORDINARY SERVICES. During the hours of 6:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 2:00 p.m. on Saturdays (except federal holidays) in the appropriate seasons of the year, Landlord shall provide heating and air-conditioning to the Premises for the comfortable use and occupancy of the Premises. In addition, Landlord shall provide (a) electricity and water suitable for the use of the Premises in accordance with the provisions of Section 3.01, (b) automatic elevator service within the Building, (c) janitorial service five (5) days per week and trash removal service customarily provided in similar buildings in the Heathrow, Florida area, (d) public restrooms and supplies therefor, and (e) any other services customarily provided in similar buildings in the Heathrow, Florida area, except for maintenance of the private elevator servicing the Premises. All such services shall be an Operating Expense of the Building for which Tenant pays a proportionate share as described in Section 2.03 above.

    Section 6.02 EXTRAORDINARY SERVICES. The Landlord shall not be obligated to provide to or for the benefit of the Premises any of the services referred to in the provisions of Section 6.01 above other than during the hours referred to therein. If the Tenant requests such services to be continued during extended hours, Tenant shall pay to the Landlord as Additional Rent the amount from time to time charged by the Landlord for such extended service, such amount to be calculated as a function of the costs to provide such services during extended hours and the number of tenants sharing same at the time requested. Any service charge for air conditioning during extended hours shall not exceed Twenty-Five Dollars ($25.00) per hour.

    Section 6.03 EXCESSIVE USE. The Tenant shall not, without first obtaining the Landlord's written consent thereto, install within the Premises any electrical machinery, appliances or equipment (including, by way of example rather than of limitation, any electrical heating, cooking, water-heating or refrigeration equipment, kitchen equipment, photocopying equipment, electronic data processing machinery, reproduction equipment or punch-card machinery) which uses electrical current in excess of that which is standard for the Building, and Tenant shall pay as Additional Rent the additional expense incurred by the Landlord as a result of any of the foregoing, including that resulting from any installation of such equipment. The Landlord shall have the right from time to time, using sub-meters or other methods, to measure the consumption of electricity or other utilities upon the Premises.
In the event Landlord determines Tenant is consuming a disproportionate amount of electricity or other utilities at the Premises in relation to other tenants, and regardless of whether such determination is reached by submetering or other methods, Tenant shall pay Landlord (a) within 30 days after billing, the out-of-pocket costs of installing submeters, and (b) on a monthly basis, as Additional Rent, the cost of all such electricity or other utilities consumed at the Premises as indicated by the submeter(s).

    Section 6.04 MAINTENANCE BY TENANT. The Tenant shall at all times maintain the interior of the Premises in good, clean and safe repair and condition, ordinary wear and tear excepted.

    Section 6.05 MAINTENANCE BY LANDLORD. The Landlord shall furnish, supply, maintain, and/or replace in good order and repair, consistent with buildings in the Heathrow, Florida area similar to the Building, (a) the roof and other structural portions of the exterior of the Building, (b) the hallways, stairways, lobbies, elevators, restrooms, parking areas and other common areas of the Building, and (c) the base building heating, ventilating and air-conditioning facilities.

    Section 6.06 INTERRUPTION. The Landlord shall have no liability to the Tenant on account of any failure, modification or interruption of electricity, water or other utility or HVAC or other service, but in the event of interruption Landlord shall take reasonable steps to provide for the resumption of such service to the extent the same is within Landlord's control. Notwithstanding the foregoing, if any such failure, modification, or interruption renders the Premises untenantable, and continues for a period of more than five business days, Tenant's obligation to pay Rent hereunder shall be equitably abated commencing after such five day period.


                             ARTICLE VII - RIGHT OF ENTRY

    Section 7.01 RIGHT OF ENTRY. Landlord and its agents and contractors shall be entitled to enter the Premises at any time (a) to inspect the Premises,
(b) to exhibit the Premises to any existing or prospective purchaser, tenant or mortgagee thereof, (c) to make any alteration, improvement or repair to the Building or the Premises, or (d) for any other purpose relating to the operation or maintenance of the Property, all provided that the Landlord shall (1) give the Tenant at least 24 hours' prior notice of its intention to enter the Premises (unless doing so is impractical or unreasonable because of emergency), and (2) use reasonable efforts to avoid interfering with the Tenant's use and enjoyment thereof.


                              ARTICLE VIII - CASUALTIES

    Section 8.01 GENERAL. If the Premises are damaged by fire or other casualty during the Term, then the following shall apply:

         (A) The Landlord shall restore the Premises with reasonable promptness, taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, to substantially the same condition as existed immediately before such casualty; provided, such obligation to restore shall be limited to the amount of available insurance proceeds for such restoration. Landlord may temporarily enter and possess any or all of the Premises for such purpose. The Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned or installed by the Tenant.

         (B) The times for commencement and completion of any such restoration shall be extended for the period of any delay arising due to force majeure causes beyond the Landlord's control and any delay in the receipt of insurance funds. If the Landlord undertakes to restore the Premises, but such restoration cannot be accomplished within 180 days after the receipt of available insurance funds, then Tenant may terminate this lease by giving written notice thereof to the Landlord within 15 days after receipt of such estimate from Landlord.

         (C) From the time of such casualty to the completion of restoration as described above, Tenant's rental obligations shall be abated proportionately from that portion of the Premises which is rendered untenantable as a result of the casualty.

    Section 8.02 SUBSTANTIAL DESTRUCTION. Anything contained in the foregoing provisions of this section to the contrary notwithstanding:

         (A) If during the Term the Building is so damaged by fire or other casualty that (a) either the Premises or the Building are rendered substantially unfit for occupancy, as reasonably determined by the Landlord, or (b) the Building is damaged to the extent that the Landlord elects to demolish the Building, or if any mortgagee or lender requires that any or all of the insurance proceeds issued on account thereof be used to retire any or all of the debt secured by its mortgage, then in any such case the Landlord may elect to terminate this Lease as of the date of such casualty by giving written notice thereof to the Tenant within 30 days after such date; and

         (B) In such event, (1) the Tenant shall pay to the Landlord the Base Rent and any Additional Rent payable by the Tenant hereunder and accrued through the date of such casualty, (2) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such casualty, and (3) the Landlord may enter upon and repossess the Premises without further notice.

    Section 8.03 TENANT'S NEGLIGENCE. Anything contained in any provision of this Lease to the contrary notwithstanding, if any such damage to the Premises, the Building or Property are caused by or result from the grossly negligent or intentional act or omission of the Tenant or any of its employees, contractors, agents, invitees or licensees, then (a) the Rent shall not be abated or apportioned as aforesaid, and (b) the Tenant shall pay to the Landlord upon demand, as Additional Rent, the cost of (i) any repairs and restoration made or to be made as a result of such damage, or (ii) (if the Landlord elects not to restore the Building) any damage or loss which the Landlord incurs as a result of such damage, except if and to the extent that the Tenant is released from liability therefor pursuant to the provisions of Section 4.03 hereof.

                           ARTICLE IX - CONDEMNATION

    Section 9.01 RIGHT TO AWARD. If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award or consideration for such conveyance, without deduction therefrom for any leasehold or other estate held by the Tenant under this Lease. The Landlord shall be entitled to conduct any condemnation proceeding and any settlement connected therewith free of interference from the Tenant, and the Tenant hereby waives any right which it has to participate therein. However, the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of any such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

    Section 9.02 EFFECT OF CONDEMNATION. If (a) all of the Premises are covered by a Condemnation, or (b) any part of the Premises is covered by a Condemnation and the remainder is insufficient for the reasonable operation of the Tenant's business, or (c) any of the Building is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, or (d) any of the rest of the Property is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to continue to operate the remainder of the Property thereafter, then, in any such event, the Term shall terminate on the date on which possession of the property covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including any Additional Rent and other charges payable hereunder) shall be apportioned and paid to such date. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

    Section 9.03 INTERRUPTION. If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's ability to use the Premises, or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.


                       ARTICLE X - ASSIGNMENT/SUBLETTING

    Section 10.01 ACTIONS COVERED. Any assignment by Tenant of this Lease or its rights hereunder, any subletting of the Premises and any license, mortgage, pledge or other transfer of any part of the Premises or any of Tenant's interests therein or under this Lease shall all be referred to hereinafter as a "Transfer." However, the sale, assignment or other transfer of any direct or indirect controlling interest in the Tenant (if a corporation), the sale of substantially all of Tenant's assets, and the merger or consolidation of Tenant into another organization, after which Tenant shall not be the surviving corporation, shall not be considered a "Transfer" for the purposes of this Lease, provided that Landlord has determined that the surviving entity in any such instance has a networth of not less than the greater of Thirty-Five Million Dollars ($35,000,000.00) or Tenant's networth at such time.

    Section 10.02 RESTRICTIONS. Tenant shall not Transfer this Lease or the Premises without first obtaining the Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, and otherwise complying with the terms of this Section; provided, however, Tenant may Transfer 15,000 rentable square feet of floor area or more hereunder only to an entity having a networth in excess of Four Million Dollars ($4,000,000.00).. In the event that Tenant proposes any Transfer, Tenant shall notify Landlord in writing at least 30 days before the date on which the Transfer is to be effective and, as included with such notice, furnish Landlord with (i) the name of the entity receiving such Transfer (the "Transferee"), (ii) a detailed description of the business of the Transferee, (iii) audited financial statements of the Transferee, (iii) all written agreements governing the Transfer, (iv) any other information reasonably requested by the Landlord with respect to the Transfer or the Transferee, and (v) Tenant reimburses Landlord for reasonable legal fees, costs and other expenses incurred in connection with the review and processing of such documentation. At Landlord's sole option, Landlord may elect to recapture all or any portion of the Premises proposed by Tenant for any such Transfer by terminating this Lease with respect to such portion of the Premises, and releasing Tenant from its obligations hereunder, except for any obligations which expressly survive the termination of this Lease. Landlord shall respond to Tenant's request for approval or disapproval of the Transfer, or with Landlord's election to recapture the portion of the Premises proposed by Tenant for any such Transfer as provided herein, within 20 days after Landlord receives the request and all documents and information required above.

    Section 10.03 LIABILITY TO LANDLORD. Tenant hereby agrees that notwithstanding anything in this Lease to the contrary, and regardless of whether or not Landlord's consent is required hereunder, no Transfer shall be valid or effective unless and until the Transferee agrees in a written document, in form and substance satisfactory to Landlord, that the Transferee shall (1) in the case of a subletting of any part of the Premises, observe and perform all duties, obligations and liabilities of the Tenant under the terms of this Lease as such terms relate to the space subleased, or (2) in the case of all other Transfers, observe and perform all duties, obligations and liabilities of the Tenant under the terms of this Lease. In addition, no Transfer of any kind, regardless of whether or not Landlord's consent thereto is required hereunder, shall serve to relieve or release the Tenant in any way from full and direct liability for the timely performance of all of the Tenant's duties and obligations under this Lease.

    Section 10.04 EXTINGUISHING OF OPTIONS. Any renewal or expansion options held by Tenant pursuant to the terms of this Lease shall be extinguished by Tenant upon the consummation of a Transfer as provided herein.

    Section 10.05 EXCESS RENTS. In the event that Tenant effects any Transfer and at any time receives rent and/or other consideration on a periodic basis which exceeds that which Tenant is obligated to pay to Landlord hereunder, Tenant shall pay to Landlord such excess rent or other consideration when and as received by Tenant.

    Section 10.06 LANDLORD'S TRANSFERS. Landlord shall have the unrestricted right to assign or transfer its interest in this Lease to purchasers of the Building, to holders of mortgages or deeds of trust on the Building, or to any other party, in which event Landlord shall be released from all duties, obligations and liabilities arising hereunder after the assignment or transfer becomes effective, including but not limited to the transfer of any security deposit hereunder.


                           ARTICLE XI - RULES & REGULATIONS

    Section 11.01 LANDLORD'S RULES. The Landlord shall have the right to impose and subsequently modify, from time to time and at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations") having uniform applicability to all tenants of the Building (subject to the provisions of their respective leases) and governing their use and enjoyment of the Building and the remainder of the Property. The Tenant and its agents, employees, invitees and licensees shall comply with such Rules and Regulations. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit C.


                            ARTICLE XII - MORTGAGE LENDERS

    Section 12.01 SUBORDINATION. This Lease shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, ground lease and/or other similar instrument covering any or all of the Premises or the Property, and each renewal, modification or extension thereof (each of which referred to as a "Mortgage"), all automatically and without the necessity of any further action by either party hereto, provided, however, that in the event the beneficiary under any such Mortgage (referred to as a "Mortgagee") succeeds to the interest of Landlord hereunder through foreclosure or otherwise, such Mortgagee shall honor this Lease and not disturb Tenant in its possession of the Premises except upon an Event of Default (defined in Section 14.01 below), and Landlord shall provide Tenant with the form of such nondisturbance agreement from any Mortgagee. In addition, Tenant shall attorn to any such Mortgagee and agrees that such Mortgagee shall not be liable to Tenant for any defaults by Landlord under this Lease or for any other event occurring prior to such Mortgagee's succeeding to the interest of Landlord hereunder.

    Section 12.02 WRITTEN AGREEMENT. The Tenant shall, within 7 days after request by the Landlord or any Mortgagee, execute, acknowledge and deliver such further instrument as is



                                   -xviii-
requested by Landlord or any Mortgagee to acknowledge the rights of the parties described in Section 12.01 above and providing such other information and certifications as is reasonably requested. Any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the land records of the jurisdiction in which the Property is located.

    Section 12.03 ESTOPPEL CERTIFICATE. The Tenant shall from time to time, within 7 days after request by the Landlord or any Mortgagee, execute, acknowledge and deliver to the Landlord (or, at the Landlord's request, to any existing or prospective purchaser, assignee or Mortgagee) a written certification (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification, stating the nature of such modification), (b) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid, (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder, (d) that the Tenant has accepted possession of the Premises and all improvements thereto are as required hereunder, and the date on which the Term commenced, (e) as to whether, to the best knowledge, information and belief of the Tenant, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default), and (f) as to any other fact or condition reasonably requested by the Landlord or such other party. Any such certificate may be relied upon by the Landlord and any such other party to whom the certificate is directed. Landlord shall, within 7 days after a request by Tenant, provide Tenant or any third party designated by Tenant, written confirmation concerning the terms and conditions of this Lease, provided no such written confirmation may be recorded in the public records without the consent of the Landlord.


                     ARTICLE XIII - ENVIRONMENTAL COVENANTS

    Section 13.01 PROHIBITIONS. Tenant agrees that Tenant, its employees, licensees, invitees, agents and contractors shall not use, manufacture, release, store or dispose of on, under or about the Premises any explosives, flammable substances, radioactive materials, asbestos in any form, paint containing lead, materials containing urea formaldehyde, polychlorinated biphenyls, or any other hazardous, toxic or dangerous substances, wastes or materials, whether having such characteristics in fact or defined as such under federal, state or local laws or regulations and any amendments thereto (all such materials and substances being hereinafter referred to as "Hazardous Materials") provided that Tenant may store products which are of a type customarily found in offices (such as toner for copiers and the like) in a safe and lawful manner and without contaminating the Premises or the environment.

    Section 13.02 INSPECTION. Landlord, in addition to its other rights under this Lease, may enter upon the Premises at any time for the purposes of inspecting to determine whether the Premises or the environment have become contaminated with Hazardous Materials. In the event Landlord discovers the existence of any such Hazardous Materials due to fault or other act of Tenant or its agents, employees, invitees or licensees, Tenant shall reimburse Landlord upon demand for the costs of such inspection, sampling and analysis.

    Section 13.03 INDEMNIFICATION. Without limiting the above, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation attorneys' fees and the costs of any required or necessary repair, cleanup or detoxification, arising out of or in any way connected with the existence, use, manufacture, storage or disposal of Hazardous Materials by Tenant or its employees, agents, invitees, licensees or contractors on, under or about the Premises, the Building or the Property. The indemnity obligations of Tenant under this clause shall survive any termination of this Lease.


                        ARTICLE XIV - DEFAULT AND REMEDIES

    Section 14.01 DEFAULTS. As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

         (A) If the Tenant fails to (1) pay any Rent or any other sum which it is obligated to pay by any provision of this Lease, when and as due and payable hereunder, or (2) perform any of its other obligations under the provisions of this Lease; or

         (B) If the Tenant or any guarantor of this Lease (1) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (2) is subject to a petition in bankruptcy or admits in writing its inability to pay its debts as they come due,
(3) makes an assignment for the benefit of its creditors, (4) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (5) performs any other act of bankruptcy, or (6) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding.


    Section 14.02 GRACE PERIOD. Anything contained in the provisions of this article to the contrary notwithstanding, on the occurrence of an Event of Default, the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or applicable law unless and until:

         (A)  The Landlord has given written notice thereof to the Tenant, and

         (B) The Tenant has failed, (1) if such Event of Default consists of a failure to pay money, to pay all of such money within 5 days after such notice, or (2) if such Event of Default consists of something other than a failure to pay money, to fully cure such Event of Default within 15 days after such notice or, if such Event of Default cannot be cured within 15 days and Tenant commences to cure same within 15 days, to proceed diligently with efforts to cure such Event of Default and to fully cure same within 30 days or such additional time as may be reasonable under the circumstances; all provided, that

         (C) No such notice shall be required, and the Tenant shall be entitled to no such grace period, (1) in any emergency situation in which the Landlord acts to cure such Event of Default pursuant to the provisions of subsection (B) in Section 14.03 below, or (2) if an Event of Default occurs more than twice during any 12 month period, or (3) in the case of any Event of Default enumerated in the provisions of subsection (B) in Section 14.01 above.

    Section 14.03 REMEDIES. Upon the occurrence of any Event of Default, the Landlord may (subject to Section 14.02 above) take any or all of the following actions:

         (A) Sell at public or private sale all or any part of the fixtures, equipment, inventory and other property belonging to Tenant and in which the Landlord has a lien by grant from Tenant, statute or otherwise, at which sale Landlord shall have the right to become the purchaser upon being the highest bidder, and apply the proceeds of such sale, first, to the payment of all costs and expenses of seizing and storing such property and conducting the sale (including all attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) that for Rent, which may be or may become due from Tenant to Landlord, and, third, to pay Tenant any surplus remaining after all indebtedness of Tenant to Landlord including expenses has been fully paid;

         (B) Perform on behalf of and at the expense of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, without prior notice to Tenant, the total cost of which by Landlord, together with interest thereon at the rate of 18% per annum from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand;

         (C) With or without terminating this Lease and the tenancy created hereby, re-enter the Premises with or without court action or summary proceedings, remove Tenant and all other persons and property from the Premises, and store any such property in a public warehouse or elsewhere at the costs of and for the account of Tenant, all without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

         (D) With or without terminating this Lease, and from time to time, make such improvements, alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions (which may include concessions, free rent and/or improvements) as Landlord in its sole discretion may deem advisable; and, upon each such reletting, all rentals received by Landlord shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of all costs and expenses of such reletting (including but not limited to brokerage fees, attorneys' fees and costs of improvements, alterations and repairs), third, to the payment of all Rent due and unpaid hereunder, and the balance, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder;

         (E) Enforce any provision of the Lease or any other agreement between the parties by injunction, temporary restraining order or other similar equitable remedy, to which the Tenant hereby expressly consents and agrees; and/or

         (F) Exercise any other legal or equitable right or remedy which it may have by law or otherwise.

         No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding that Landlord may have re-leased the Premises without termination, Landlord may at anytime thereafter elect to terminate this Lease for any previous default. If the Premises or any part thereof is re-leased, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting. No action taken by the Landlord under the provisions of this section shall operate as a waiver of any right which the Landlord would otherwise have against the Tenant for the Rent hereby reserved or otherwise, and the Tenant shall at all times remain responsible to the Landlord for any loss and/or damage suffered by the Landlord by reason of any Event of Default.

    Section 14.04 DAMAGES. Upon any Event of Default, Tenant shall remain liable to the Landlord for the following amounts: (a) any Rent of any kind whatsoever which may have become due with respect to the period in the Term which has already expired, (b) any rental abatements or other free-rent concessions extended to Tenant under the Lease, (c) all Rent which becomes due during the remainder of the Term, (d) all costs, fees and expenses incurred by Landlord in leasing the Premises to others from time to time, including but not limited to leasing commissions, construction and other build-out costs, design and permitting costs and the like, and (e) all costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including but not limited to reasonable attorneys' fees and court costs. All such amounts shall be due and payable immediately upon demand by Landlord and shall bear interest at 18% per annum until paid. Furthermore, at Landlord's option, Tenant shall be obligated to pay, in lieu of item (c) above in this Section 14.04, an amount (the "Substitute Amount") which is equal to the present value of all Rent which would become due during the remainder of the Term, including all Additional Rent which shall be deemed to continue and increase over such remainder of the Term at the average rate of increase occurring over the then-expired portion of the Term, with such present value to be determined by discounting at an annual rate of interest which is equal to the bond-equivalent yield for the most recent auction of U.S. Treasury Bills with a 1-year maturity. Provided that the Substitute Amount is actually paid in full to Landlord and the Premises are surrendered by Tenant, Landlord shall affirmatively list the Premises with its broker as available for lease (to the extent Landlord's contract with such broker does not already apply to all vacant space at the Building), and Tenant shall receive a reduction and reimbursement of all such amounts which is equal to the amount of any rent actually received from others to whom the Premises may be rented during the remainder of the original Term. Tenant and Landlord acknowledge and agree that payment to Landlord of the foregoing Substitute Amount, together with the corresponding reduction by reimbursement to Tenant of any rent paid by substitute tenants, are a reasonable forecast of the actual damages which will be suffered by Landlord in case of an Event of Default by Tenant, which actual damages are otherwise difficult or impossible to ascertain, and therefore such payment and reimbursement together constitute liquidated damages and not a penalty. Any suit or action brought by Landlord to collect any such liquidated damages shall not in any manner prejudice any other rights or remedies of Landlord hereunder.

    Section 14.05 LANDLORD'S LIEN. Tenant hereby grants to Landlord an express first and prior contract lien and security interest on all fixtures, equipment, inventory and other property which may be placed in the Premises or affixed or attached thereto and also upon all proceeds of any insurance which may be issued on account of damage to any such property. All exemption laws are hereby waived in favor of said lien and security interest benefiting Landlord. This lien and security interest is given in addition to any statutory lien benefiting Landlord and shall be cumulative thereto or alternative thereto as elected by Landlord at any time. If requested by Landlord, Tenant shall execute, deliver to Landlord and/or file at Tenant's expense with the public records Uniform Commercial Code financing statements in sufficient form to perfect the security interest hereby given. Landlord shall, in addition to all of its rights under the Lease, also have all of the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the Premises are located.

    Section 14.06 WAIVER OF JURY TRIAL. All parties hereto, both the Landlord and Tenant as principals and any guarantors, hereby release and waive any and all rights provided by law to a trial by jury in any court or other legal proceeding initiated to enforce the terms of this Lease, involving any such parties, or connected in any other manner with this Lease. Tenant shall not interpose any counterclaim of any kind in any action or proceeding by Landlord to recover possession of the Premises based on non-payment of Rent. In the event of a dispute between Landlord and Tenant, Tenant shall pay Rent into the registry of the court having jurisdiction over such dispute.


                          ARTICLE XV - QUIET ENJOYMENT

    Section 15.01 COVENANT. Landlord hereby covenants that the Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy throughout the Term the Premises and such rights as the Tenant may hold hereunder with respect to the remainder of the Property.




                                    -xxiii-

                                ARTICLE XVI - NOTICES

    Section 16.01 NOTICES. Any notice, demand or other communication to be provided hereunder to a party hereto shall be (a) in writing, (b) deemed to have been given (i) three (3) days after being sent in the United States mails, postage prepaid, (ii) one day after being sent by overnight courier, or (iii) immediately upon its actual delivery, and (c) addressed to the Premises, care of the President of Tenant, if directed to the Tenant, with a copy to Tom Garretson, Esq., Triplett, Woolf & Garretson, LLP, 151 N. Main, Suite 800, Wichita, Kansas 67202-1409, or addressed to c/o LaSalle Advisors Limited Partnership, 100 E. Pratt Street, Suite 2030, Baltimore, Maryland 21202, Attn:
Asset Manager - _______________________, if directed to the Landlord.


                             ARTICLE XVII - GENERAL

    Section 17.01 ENTIRE AGREEMENT. This Lease represents the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior written or oral negotiations, representations, warranties, statements or agreements between the parties hereto as to the same.

    Section 17.02 AMENDMENT. This Lease may be amended by and only by a written instrument executed and delivered by each party hereto.

    Section 17.03 APPLICABLE LAW. This Lease shall be given effect and construed by application of the law of the state in which the Property is located.

    Section 17.04 WAIVER. Neither the Landlord nor the Tenant shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing, and no delay or omission by the Landlord in exercising any such right shall be deemed to be a waiver of its future exercise. No such waiver as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or any other such right. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent stipulated in the Lease shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement of any check be an acknowledge and satisfaction, etc.

    Section 17.05 TIME OF ESSENCE. Time shall be of the essence of this Lease.

    Section 17.06 HEADINGS. The headings of the articles, subsections, paragraphs and subparagraphs hereof are provided herein only for convenience of reference and shall not be considered in construing their contents.

    Section 17.07 SEVERABILITY. No determination by any court, governmental body or otherwise that any provision of this lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision or such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

    Section 17.08 DRAFTING. This Lease has been negotiated and prepared by both parties and shall not be construed more strictly against one party as the draftsperson thereof.

    Section 17.09 SUCCESSORS AND ASSIGNS. This Lease shall be fully binding upon the parties hereto and each of their respective successors and assigns. Whenever two or more parties constitute the Tenant, all such parties shall be jointly and severally liable for performing the Tenant's obligations hereunder.

    Section 17.10 COMMISSIONS. Each party hereto hereby represents and warrants to the other that in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except for Cushman & Wakefield (the "Broker"). Each party hereto shall indemnify the other against any inaccuracy in such party's representation. Landlord hereby agrees that it shall pay a commission to the Broker according to a separate agreement. The parties acknowledge and agree that the Broker shall be a third party beneficiary of the foregoing covenants.

    Section 17.11 RECORDATION. This Lease may not be recorded among the land records or among any other public records, without the Landlord's prior written consent.

    Section 17.12 PERPETUITIES. If the rule against perpetuities would invalidate this Lease or any portion hereof, or would limit the time during which this Lease shall be effective, due to the potential failure of an interest in property created herein to vest within a particular time, then notwithstanding anything to the contrary herein, each such interest in property must vest, if at all, before the passing of 21 years from the date of this Lease, or this Lease shall become null and void upon the expiration of such 21 year period and the parties shall have no further liability hereunder.

    Section 17.13 LIABILITY LIMITATION. Neither Landlord nor any trustee, director, officer, employee, representative, asset manager, investment advisor or agent of Landlord, nor any of their respective successors and assigns, shall be personally liable in any connection with this Lease, and Tenant shall resort solely to the Building for the payment to Tenant of any claim or for any performance by Landlord hereunder.

    Section 17.14 NOT AN OFFER. Submission of this Lease to Tenant is not an offer or agreement by Landlord to reserve the Premises. Landlord shall not bound by the terms hereof until Tenant and Landlord have executed this Lease.

    Section 17.15 AUTHORITY. Landlord and Tenant, as well as any entities and/or individuals executing this Lease on behalf of Tenant, represent and warrant to the other that the execution, delivery and performance of this Lease have been duly authorized by all required corporate, partnership or other action on its behalf, and this Lease constitutes the valid and binding obligation of Landlord and Tenant enforceable against each party in accordance with its terms.

    Section 17.16 EXHIBITS. Each exhibit, addendum or other attachment hereto is hereby made a part of this Lease having the full force of all other provisions herein.

    Section 17.17 RIGHT OF FIRST REFUSAL. If Landlord receives a bona fide offer for the lease of all or any portion of the space (the "space") of the Building which space is on the same floor and contiguous to any space leased by Tenant by Tenant , Landlord will give Tenant the right of first refusal to lease the space, at the rent and on the terms and conditions of the offer. The right of first refusal will be extended by Landlord giving Tenant written notice of the particular offer received by Landlord, together with a summary of the offer, requiring Tenant to accept the offer and to sign an appropriate amendment to this Lease subjecting the space to this Lease at the rent and for the term set forth in the offer, within 30 days after the mailing of such notice. If the Lease with Tenant is not signed within the 30-day period, Landlord will have the right to accept the offer free of the rights of Tenant under this Section. Tenant's right of first refusal to Lease the space will continue throughout the Term and the Renewal Period with respect to any space available for lease from time to time. Any space leased by Tenant will be adjusted to reflect the rent provided to be paid in accordance with the offer. Tenant agrees to execute amendments to this Lease to reflect additions to the Premises resulting from the exercise of the right of first refusal. Tenant's lease of any space pursuant to this right of first refusal will be on all the terms and conditions set forth in this Lease except as to rent and term, which will be that set forth in the offer. Landlord is under no obligation to offer for lease all or any portion of the space to Tenant or any other person. Notwithstanding the foregoing, the rights of Tenant contained in this Section are expressly subordinate to the existing rights of current tenants at the Building, including but not limited to renewal and expansion rights, and to Landlord's right to enter into renewals or expansion agreements with existing tenants at the Building.

    Section 17.18 SIGNAGE. Landlord will provide Tenant with Building standard signage for the Premises and highlighted signage on the Building directory. In addition, Landlord will support Tenant's request for monument signage, the design of which has previously been disclosed to Landlord, which is subject to government, tenant, and association restrictions, provided that such "support" will not be deemed to require Landlord to incur any unnecessary or unreasonable expenditures of time or money.

    Section 17.20. RADON DISCLOSURE. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


                      [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

    IN WITNESS WHEREOF, each party hereto has executed this Lease under seal on the day and year written first above.

                                       LANDLORD:

                                       HEATHROW OFFICE BUILDING
                                       CORPORATION

                                       By: LaSalle Advisors Limited Partnership
                                           Authorized Agent

/s/ Patricia C. Thompson               By: /s/ David L. Reahl
------------------------                   -------------------------------------
Witness                                    Name:   David L. Reahl
                                                 -------------------------------
                                           Title:  Vice President
                                                 -------------------------------


/s/ Patricia C. Thompson               By:  /s/ George W. Duke
------------------------                   -------------------------------------
Witness                                    Name:    George W. Duke
                                                 -------------------------------
                                           Title:   Principal
                                                 -------------------------------


                                       TENANT:

                                       BRITE VOICE SYSTEMS, INC.

/s/ Richard Solick                     By:  /s/ David S. Gergacz
------------------------                   -------------------------------------
Witness                                    Name:     David S. Gergacz
                                                 -------------------------------
                                           Title:          CEO
                                                 -------------------------------










                                    -xxvii-

                                   EXHIBIT A



                                 [FLOOR PLANS]
















                                    -xxviii-

                                   EXHIBIT B



                           SPACE PLAN OF THE PREMISES



                                To be Provided.

                                   EXHIBIT C

                             RULES AND REGULATIONS

    1. Neither the whole nor any part of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises of such tenant.

    2. No awning, canopy, sign or other projection shall be attached to the outside walls or windows of the Building without Landlord's prior written consent. No curtain, blind, shade, or screen (other than those furnished by Landlord as building standard) shall be attached to, hung in or used in connection with any window or door of the premises of any tenant.

    3. No tenant shall unreasonably mark, paint, drill into, or in any way deface any part of the Building or its premises. No unreasonable boring, cutting, or stringing of wires shall be permitted.

    4. No tenant shall make, or permit to be made, any unseemly or disturbing noises (whether by the use of any musical instrument, radio, television or other audio device) or allow any unsavory odors to emanate from its space, nor shall any tenant annoy, disturb or interfere with other tenants or occupants of the Building or neighboring buildings.

    5. No change shall be made in door locks without Landlord's prior written consent. Each tenant must upon the termination of its tenancy restore to Landlord all keys to offices and toilet rooms either furnished to, or otherwise procured by, such tenant. In the event of the loss of any keys during the Term, Tenant shall pay Landlord the reasonable cost of replacement keys.

    6. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Building, except during the hours the Building is open to the public, all persons who do not present suitable identification satisfactory to Landlord.

    7. Each tenant, before closing and leaving its premises at any time, shall see that all entrance doors are locked and that all electrical appliances are turned off. Suite and entrance doors shall remain closed at all times.

    8. No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

    9.   Canvassing, soliciting and peddling in the Building are prohibited.

    10. There shall not be used in the Building by any tenant or their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance, except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require.

    11. No animals of any kind shall be brought into or kept about the Building by any tenant.

    12. No tenant shall place, or permit to be placed, on any part of the floor or floors of its premises a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

    13. No vending machines shall be permitted to be placed or installed in any part of the Building or premises by any tenant without the prior written consent of Landlord. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

    14. No plumbing or electrical fixtures shall be installed by any tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

    15. Bicycles, motorcycles or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the premises of any tenant.

    16. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any services on or to the premises for tenant, to Landlord for Landlord's approval and supervision before performance of any service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and any installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between tenant and any such contractor, and Landlord shall have no liability therefor.

    17. No trash or other objects shall be placed in the public corridors or sidewalks of the Building.

    18. Landlord does not clean or maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.

    19. Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or in part, or to add to any of these Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord's judgment, for its best interest or for the best interests of all tenants.

    20. Violations of these Rules and Regulations, or any amendments thereof or additions thereto, constitute a default of this Lease.